UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 27, 2015

ELECTRO SCIENTIFIC INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-12853	93-0370304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13900 NW Science Park Drive, Portland, Oregon		97229
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (503) 641-4141
No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.
KPMG LLP was previously the principal accountant for Electro Scientific Industries, Inc. On August 27, 2015, Electro Scientific Industries, Inc. (the “Company” or “our”) (i) dismissed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm and (ii) appointed Deloitte & Touche LLP (“D&T”) on August 28, 2015, to serve as the Company’s new independent registered public accounting firm to audit the Company’s financial statements as of and for the fiscal year ending April 2, 2016. The Audit Committee of the Company pursuant to its charter exercised its sole authority to approve KPMG’s dismissal and D&T’s appointment as the Company’s independent registered public accounting firm.
The reports of KPMG on the consolidated financial statements of the Company as of and for the fiscal years ended March 28, 2015 and March 29, 2014 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s fiscal years ended March 28, 2015 and March 29, 2014, and the interim period through August 28, 2015, (i) the Company had no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of such disagreements in its reports on the financial statements of the Company for such years and (ii) there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except the following material weaknesses disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended March 28, 2015 and our Quarterly Report on Form 10-Q for the quarter ended June 27, 2015:
We did not effectively design our risk assessment process and certain review and process level controls over the accounting and disclosure of complex, judgmental accounting matters and non-routine transactions. Our risk assessment process and certain review and process level controls were not designed at an appropriate level of precision to identify and analyze changes in the business, ensure that the Company’s financial reporting was aligned with those changes, and to ensure sufficient technical accounting expertise was applied in the judgments related to significant, complex, and non-routine transactions.
The Company has provided KPMG with a copy of the foregoing disclosure and requested that KPMG furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not KPMG agrees with the statements above concerning KPMG. A copy of KPMG’s letter, dated September 1, 2015, is attached hereto as Exhibit 16.1.
During the fiscal years ended March 28, 2015 and March 29, 2014, and the interim period through August 28, 2015, the Company did not consult D&T with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by D&T that D&T concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K:
Exhibits

16.1	Letter from KPMG, LLP, dated September 1, 2015, regarding the change in certifying accountant.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 1, 2015

Electro Scientific Industries, Inc.
(Registrant)

By:	/s/ Paul Oldham
Name:	Paul Oldham
Title:	Vice President of Administration,
Chief Financial Officer and Secretary